Exhibit 99.1

On October 16, 2003, the Reporting Person
(i.e., the 1992 Leonard A. Lauder Grantor
Retained Annuity Trust) distributed
in accordance with the terms of the
trust agreement, all of its
shares of Class A Common Stock and
Class B Common Stock as follows:
(a) 1,068,441 shares of Class A Common
Stock and 1,914,608 shares of Class B
Common Stock to the 1992 GRAT Remainder Trust f/b/o William P. Lauder (the "WPL GRAT
Remainder Trust") and (b) 1,068,441 shares of
Class A Common Stock and 1,914,608 shares of Class B Common Stock to the 1992 GRAT
Remainder Trust f/b/o Gary M. Lauder
(the "GML GRAT Remainder Trust")

After the distributions, the amounts of Class A
Common Stock and Class B Common Stock
beneficially owned by:

(a) Leonard A. Lauder ("LAL") includes
(i) 5,369,169 shares of Class A Common Stock held directly, (ii) 3,279,302 shares of Class
A Common Stock and 42,705,540 shares of Class
B Common Stock held
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(iii) 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock held indirectly as a general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(iv) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, (v) 10,188,803 shares of Class B Common Stock held indirectly as trustee of The Estee Lauder 2002 Trust, and (vi) 390,000 shares indirectly which are held directly by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 4,390,096
shares ofClass A Common Stock and 56,740,497
Shares of Class B Common Stock held indirectly by her husband, LAL.
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.

(c) William P. Lauder includes (i) 1,168,240 shares of Class A Common Stock and
2,264,038 shares of Class B
Common Stock held directly,(ii) 5,234 shares of Class
A Common Stock and 22,870
shares of Class B Common Stock, held indirectly by his children, (iii) 1,068,441 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL
GRAT Remainder Trust, and (iv) 1,068,441 shares of Class A Common Stock and 1,914,608 shares of
Class B Common stock held indirectly as trustee of the GML GRAT Remainder Trust.
WPL disclaims benefical ownership of the shares owned by his children and the shares in clause
(iii) and (iv) to the extent
he does not have a pecuniary interest in such securities.

(d) Gary M .Lauder includes (i) 70,375 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power, (ii) 363,454 shares of Class
A Common Stock held indirectly by
the Gary M. Lauder 2000 Revocable Trust,
(iii) 1,068,441 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common stock held indirectly as trustee of the GML GRAT Remainder Trust and (iv)
1,068,441 shares of Class A Common Stock and
1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL
GRAT Remainder Trust.
GML disclaims benefical ownership of the shares in clause (ii), (iii) and (iv) to the extent he does not have a pecuniary interest in such securities.

(e) The 1992 Leonard A. Lauder Grantor
Retained Annuity Trust owns no shares
of Class A Common Stock and no shares of Class
B Common Stock, directly or indirectly.